August 21, 1998


FIRSTPLUS Financial Group, Inc.
1600 Viceroy Drive
Dallas, Texas 75235

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on August 21, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,710,500 shares of the $.01 par value common stock (the "Common Stock") of the Corporation that may be offered through the Amended and Restated FIRSTPLUS Financial Group, Inc. 1998 Long- Term Incentive Plan (the "Plan"), restricted stock grants to Jack Roubinek (the "Grants"), and individual stock option agreements listed on the cover page of the Registration Statement (the "Option Agreements").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plan, the reservation of 2,710,500 shares of Common Stock to be issued under the Plan, the Grants and the Option Agreements, and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plan, the Grants and the Option Agreements, and related matters; (3) the Registration Statement and exhibits thereto, including the Plan, the Grants and the Option Agreements; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and


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instruments  furnished to us by the Corporation,  without  independent  check or verification of their accuracy.

         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and assuming that: (i) shares to be sold in the future through the Plan, the Grants and the Option Agreements are all in accordance with the terms of the Plan, the Grants and the Option Agreements, (ii) the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plan, the Grants and the Option Agreements, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the Plan, the Grants and the Option Agreements, and (iv) the consideration for shares of Common Stock issued pursuant to the Plan, the Grants and the Option Agreements is actually received by the Corporation as provided in the Plan, the Grants and the Option Agreements and exceeds the par value of such shares, then we are of the opinion that the shares of Common Stock issued in accordance with the terms of the Plan, the Grants and the Option Agreements, or sold through and in accordance with the terms of the Plan, the Grants and the Option Agreements, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation


                                                     By: /s/ Ronald J. Frappier
                                                        -----------------------
                                                         Ronald J. Frappier